As filed with the Securities and Exchange Commission on October 15, 1996
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                BROADVISION, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

        DELAWARE                                         94-3184303
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                              --------------------

                                333 DISTEL CIRCLE
                               LOS ALTOS, CA 94022
                                 (415) 943-3600
          (Address and telephone number of principal executive offices)

                              --------------------

                              EQUITY INCENTIVE PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                OPTIONS GRANTED OUTSIDE OF THE STOCK OPTION PLAN
                            (Full title of the plans)

                                   PEHONG CHEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                BROADVISION, INC.
                                333 DISTEL CIRCLE
                               LOS ALTOS, CA 94022
                                 (415) 943-3600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:
                               Kenneth L. Guernsey
                              Patrick D. Walravens
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000

                              --------------------

                                                                     Page 1 of 9
                                                        Exhibit Index at Page: 7


                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
 TO BE REGISTERED            REGISTERED               SHARE (1)                PRICE (1)              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $.0001)                 4,672,258               $2.52-7.88              $21,061,541                 $6,382.29
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
TYPE OF SHARES                       NUMBER OF SHARES        OFFERING PRICE PER SHARE         AGGREGATE OFFERING PRICE
------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to             2,342,200                        $2.52(1)(a )               $5,902,344
outstanding options under the
Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to               726,000                        $3.47(1)(a)                $2,519,220
outstanding options granted
outside of the Equity
Incentive Plan
------------------------------------------------------------------------------------------------------------------------
Shares reserved for future              1,004,058                        $7.88(1)(b)                $7,911,977
grant pursuant to the Equity
Incentive Plan
------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to               600,000                        $7.88(1)(b)                $4,728,000
the Employee Stock
Purchase Plan
------------------------------------------------------------------------------------------------------------------------
Proposed Maximum
Aggregate Offering Price                                                                            $21,061,541
------------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                    $6,382.29
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).  The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by BroadVision, Inc. ("Registrant" or "Company") under (i) the
     Company's Equity Incentive Plan (the "Incentive Plan"), and (ii) outstanding stock options granted outside the
     Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) or (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market for
     October 9, 1996, for (i) shares reserved for future grant pursuant to the Incentive Plan and (ii) shares issuable pursuant to the Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                                       ii.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

       (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

       (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

       (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Act"). The Company's Bylaws contain provisions covering indemnification of directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Act or the Securities Exchange Act of 1934.

       The Company's Bylaws provide for the indemnification of directors to the fullest extent not prohibited by the Delaware General Corporation Law and authorize the indemnification by the Company of officers, employees and other agents as set forth in the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of the Company's directors. The form of indemnification agreement provides that the Company will indemnify against expenses and losses incurred for claims brought against them by reason of their status as a director, to the fullest extent permitted by the Company's Bylaws and Delaware law.

       In addition, the Company maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.


                                    EXHIBITS

EXHIBIT
NUMBER

5.1           Opinion of Cooley Godward LLP

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1          Power of Attorney.  Reference is made to the signature pages.

99.1*         The Company's Equity Incentive Plan.

99.2**        Form of Incentive Stock Option under the Equity Incentive Plan.

99.3*         Form of Non-statutory Stock Option under the Equity Incentive
              Plan.

99.4*         1996 Employee Stock Purchase Plan.

99.5* Form of Non-statutory Stock Option (Performance-Based) Granted Outside the Stock Option Plan.

       * Documents incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-3844) filed with the SEC on April 19, 1996.

       ** Documents incorporated by reference from the Company's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-
              3844) filed with the SEC on May 29, 1996.

                                  UNDERTAKINGS

       1.     The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on October 11, 1996.


                                        BROADVISION, INC.



                                        By   /s/ Randall C. Bolten
                                          ---------------------------------
                                             Randall C. Bolten
                                             Chief Financial Officer



                                POWER OF ATTORNEY


       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen and Randall C. Bolten, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                             DATE


    /s/ Pehong Chen           President, Chief Executive        October 11, 1996
-------------------------     Officer and Director
     (Pehong Chen)            (PRINCIPAL EXECUTIVE OFFICER)

  /s/ Randall C. Bolten       Vice President, Operations        October 11, 1996
-------------------------     and Chief Financial Officer
   (Randall C. Bolten)        (PRINCIPAL FINANCIAL OFFICER
                              AND PRINCIPAL ACCOUNTING OFFICER)

  /s/ David L. Anderson       Director                          October 11, 1996
-------------------------
   (David L. Anderson)

    /s/ Koh Boon Hwee         Director                          October 11, 1996
-------------------------
     (Koh Boon Hwee)

   /s/ Yogen K. Dalal         Director                          October 11, 1996
-------------------------
    (Yogen K. Dalal)

 /s/ Gregory Smitherman       Director                          October 11, 1996
-------------------------
  (Gregory Smitherman)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION            SEQUENTIAL PAGE NUMBER

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of KPMG Peat Marwick LLP

23.2 Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

24.1 Power of Attorney. Reference is made to the signature pages.

99.1*     The Company's Equity Incentive Plan.

99.2**    Form of Incentive Stock Option under the Equity
          Incentive Plan.

99.3*     Form of Non-statutory Stock Option under the
          Equity Incentive Plan.

99.4*     1996 Employee Stock Purchase Plan.

99.5*     Form of Non-statutory Stock Option (Performance-
          Based) Granted Outside the Stock Option Plan

       * Documents incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-3844) filed with the SEC on April 19, 1996.

       ** Documents incorporated by reference from the Company's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-
               3844) filed with the SEC on May 29, 1996.